UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)	April 11, 2014

PHOTRONICS, INC.
(Exact name of registrant as specified in its charter)

Connecticut	0-15451	06-0854886
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

15 Secor Road, Brookfield, CT	06804
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area
code	(203) 775-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.07 Submission of Matters to a Vote of Security Holders

On April 11, 2014, the Company held its annual meeting of stockholders (the “Annual Meeting”) at the Company’s headquarters in Brookfield, Connecticut. At the Annual Meeting, the Company’s stockholders approved four (4) proposals. The proposals are described in detail in the proxy statement relating to the Annual Meeting.

Proposal 1.

The Company’s stockholders elected six (6) individuals to the Board of Directors as follows:

Name	Votes For	Votes Withheld	Broker Non Votes
Walter Fiederowicz	52,726,820	1,598,683	3,455,580
Joseph Fiorita	52,728,712	1,596,791	3,455,580
Liang-Choo Hsia	52,927,038	1,398,465	3.455.580
Constantine Macricostas	52,784,434	1,541,069	3,455,580
George Macricostas	47,608,232	6,717,271	3,455,580
Mitchell Tyson	51,776,198	2,549,305	3,455,580

Proposal 2.

The Company’s stockholders approved an amendment to the Company’s 2007 Long Term Incentive Plan, as previously amended, to increase the authorized shares for issuance from 6,000,000 to 9,000,000 and to amend the amount of restricted stock allowed to be issued thereunder from 15% to 1,000,000 shares.

Votes For	Votes Against	Abstentions	Broker Non Votes
43,363,796	10,918,128	43,579	3,455,580

Proposal 3.

The Company's stockholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2014 as set forth below:

Votes For	Votes Against	Abstentions
56,972,447	773,968	34,668

Proposal 4.

The Company's stockholders approved by non-binding vote a resolution relating to the compensation of the named executive officers of the Company as described in the compensation discussion and analysis and the narrative disclosure as included in the proxy statement relating to the annual meeting.

Votes For	Votes Against	Abstentions	Broker Non-Votes
51,108,683	3,062,526	154,294	3,455,580

As previously disclosed, the Company’s Board of Directors has determined that the Company will hold an advisory vote on the compensation of its named executive officers (the “say-on-pay vote”) each year until the next time that the Company proposes an advisory vote on the frequency of the say-on-pay vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTRONICS, INC.
(Registrant)

DATE:	April 21, 2014	BY	/s/ Richelle E. Burr
Richelle E. Burr
Vice President, General Counsel

PHOTRONICS, INC.